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                                                             EXHIBIT NO. 99.13


                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statements on Form N-3 of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account of our report dated February 7, 1997 appearing in the annual report to contract owners for the year ended December 31, 1996, and to the use of our report dated February 3, 1997 accompanying the financial statements of Sun Life Assurance Company of Canada (U.S.) contained in the Statement of Additional Information, which is part of such Registration Statements. We also consent to the references to us under the headings "Condensed Financial Information" in the Prospectus, which is part of such Registration Statements, and "Accountants and Financial Statements" in the Statement of Additional Information.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 24, 1997